Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 235 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds  listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Growth Trust (the “Trust”), and the Portfolio listed on the attached Appendix A (the “Portfolio”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 26, 2015

Appendix A

Report Date

Funds

November 19, 2014

Eaton Vance Atlanta Capital Focused Growth Fund

November 19, 2014

Eaton Vance Atlanta Capital Select Equity Fund

November 19, 2014

Eaton Vance Atlanta Capital SMID-Cap Fund

Portfolio that Eaton Vance Atlanta Capital SMID-Cap Fund invested in at year end date

Report Date

Portfolio

November 19, 2014

SMID-Cap Portfolio